UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Dallas St., Suite 1250

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2025, Epsilon Energy Ltd. (the “Company”) and its wholly owned subsidiary, Epsilon Energy USA, Inc. (“Epsilon USA”), entered into a Membership Interest Purchase Agreement (the “Peak E&P Agreement”) with Peak Exploration & Production, LLC (“Peak E&P”), the Sellers party thereto, and Yorktown Energy Partners XI, L.P. (as Sellers’ Representative).  Pursuant to the Peak E&P Agreement, the Sellers agreed to sell to Epsilon USA all of the issued and outstanding membership interests in Peak E&P (the “Peak E&P Interests”), with the transfer of certain financial benefits and burdens of Peak E&P’s assets effective as of January 1, 2025 (the “Effective Time”), and the closing to occur on the terms and subject to the conditions set forth in the Peak E&P Agreement.

Also, on August 11, 2025, the Company and Epsilon USA entered into a Membership Interest Purchase Agreement (the “Peak BLM Agreement” and together with the Peak E&P Agreement, the “Purchase Agreements”) with Yorktown Energy Partners XI, L.P. (“Seller”) and Peak BLM Lease LLC (“Peak BLM”).  Pursuant to the Peak BLM Agreement, the Seller agreed to sell to Epsilon USA all of the issued and outstanding membership interests in Peak BLM (the “Peak BLM Interests”), with the transfer of certain financial benefits and burdens of Peak BLM’s assets effective as of the Effective Time, and the closing to occur on the terms and subject to the conditions set forth in the Peak BLM Agreement.

Capitalized terms used herein without definition shall have the meaning given to such terms in the respective Purchase Agreement.

Peak E&P Agreement

Purchase Price

The purchase price for the Peak E&P Interests is 5,800,000 of the Company’s common shares (the “Common Shares”), valued based on the volume weighted average price of the Common Shares as reported on the Nasdaq Global Market for the sixty (60) consecutive trading days prior to the Closing Date, subject to adjustment as provided in the Peak E&P Agreement. The Unadjusted Purchase Price is subject to upward and downward adjustments for various items, including, but not limited to, the appraised value of certain real property, title and environmental defect amounts, suspense funds, transaction expenses, unpaid taxes, and other specified items. The Adjusted Purchase Price is determined in accordance with the procedures set forth in the Peak E&P Agreement.

Title and Environmental Review

The Peak E&P Agreement contains detailed provisions regarding title and environmental matters, including procedures for the identification and resolution of title defects, title benefits, and environmental defects, as well as the corresponding adjustments to the unadjusted purchase price. Epsilon USA’s remedies for title and environmental defects are subject to specified thresholds and deductibles, and, except as otherwise provided in the Peak E&P Agreement (including with respect to representations and warranties insurance and certain special warranties), are the sole and exclusive remedies for such matters.

Representations and Warranties; Covenants

The Peak E&P Agreement includes comprehensive and customary representations and warranties, and also contains covenants regarding the conduct of business prior to closing, access to information, employee matters, confidentiality, public announcements, and other customary matters.

Closing and Termination

The closing of the transactions contemplated by the Peak E&P Agreement is subject to customary conditions, including the accuracy of representations and warranties, performance of covenants, absence of legal restraints, the aggregate amount of title and environmental defect and casualty loss adjustments not exceeding 20% of the Unadjusted Purchase Price, receipt of approval of the Company’s shareholders for the issuance of the Common Shares to be issued, approval for listing of the Common Shares to be issued on the Nasdaq Global Market, and the closing of a transactions under the Peak BLM Agreement. The Peak E&P Agreement may be terminated under specified circumstances, including mutual consent, failure to close by a specified outside date, material breach, or failure to obtain required approvals, with Sellers’ right to terminate for the Company’s failure to obtain the consent of its shareholders accompanied by a termination fee of $750,000 as liquidated damages.

Indemnification

The Peak E&P Agreement provides that Epsilon USA’s remedies under a representation and warranty insurance policy to be obtained in connection with the transaction shall be Epsilon USA’s sole and exclusive remedy for breaches of the representations and warranties contained in the Peak E&P Agreement.

A copy of the Peak E&P Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Peak E&P Agreement is qualified in its entirety by reference to the full text of the Peak E&P Agreement.

Peak BLM Agreement

Purchase Price

The aggregate purchase price for the Peak BLM Interests consists of (i) 200,000 Common Shares and (ii) up to 2,500,000 additional Common Shares or $6,500,000 in cash, to be issued or paid based on the timing of certain regulatory approvals, each as adjusted in accordance with the Peak BLM Agreement. The Additional Unadjusted Purchase Price is subject to a sliding scale based on the date on which specified drilling permits and rights are obtained, with the number of shares or cash amount decreasing if such approvals are delayed, and with an alternative mechanism for the transfer of certain undeveloped acreage back to Seller if approvals are not obtained by December 31, 2027. The Unadjusted Purchase Price is subject to upward and downward adjustments for various items, including, but not limited to, title and environmental defect amounts, suspense funds, unpaid taxes, and other specified items. The final Adjusted Purchase Price is determined in accordance with the procedures set forth in the Peak BLM Agreement.

Title and Environmental Review

The Peak BLM Agreement contains detailed provisions regarding title and environmental matters, including procedures for the identification and resolution of title defects, title benefits, and environmental defects, as well as the corresponding adjustments to the Unadjusted Purchase Price. Epsilon USA’s remedies for title and environmental defects are subject to specified thresholds and deductibles, and, except as otherwise provided in the Peak BLM Agreement (including with respect to representations and warranties insurance and certain special warranties), are the sole and exclusive remedies for such matters.

Representations and Warranties; Covenants

The Peak BLM Agreement includes comprehensive and customary representations and warranties by Seller, Peak BLM, and Epsilon USA, and also contains covenants regarding the conduct of business prior to closing, access to information, employee matters, confidentiality, public announcements, and other customary matters.

Closing and Termination

The closing of the transactions contemplated by the Peak BLM Agreement is subject to customary conditions, including the accuracy of representations and warranties, performance of covenants, absence of legal restraints, the aggregate amount of title and environmental defect and casualty loss adjustments not exceeding 20% of the Unadjusted Purchase Price, receipt of the consent of the Company’s shareholders for the issuance of the Common Shares to be issued, approval for listing of the Common Shares on the Nasdaq Global Market, and the closing of the transactions under the Peak E&P Agreement. The Peak BLM Agreement may be terminated under specified circumstances, including mutual consent, failure to close by a specified outside date, material breach, or failure to obtain required approvals.

Indemnification

The Peak BLM Agreement provides that Epsilon USA’s remedies under a representation and warranty insurance policy to be obtained in connection with the transaction shall be Epsilon USA’s sole and exclusive remedy against the Seller for breaches of the representations and warranties contained in the Peak BLM Agreement.

A copy of the Peak BLM Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Peak BLM Agreement is qualified in its entirety by reference to the full text of the Peak BLM Agreement.

Side Letter to Peak BLM Agreement

In connection with the Peak BLM Agreement, the Parties entered into a letter agreement (the “Side Letter”) that modifies certain terms of the Peak BLM Agreement. The Side Letter addresses the treatment of certain oil and gas leases, which have been paid for by the Company but have not yet been issued by the Bureau of Land Management (“BLM”) as of the date of the Side Letter.

Pursuant to the Side Letter, if Peak BLM has not issued any of the Subject Leases by the “Resolution Date”, the Additional Unadjusted Purchase Price payable to Seller will be reduced by the allocated value of each such unissued lease. If Peak BLM has received a refund from the BLM for any unissued subject lease as of such date, the downward adjustment to the purchase price will be offset by the amount of such refund.

If the BLM issues any subject lease after the Resolution Date but on or before December 31, 2027, Epsilon USA will issue to Seller the Common Shares that were previously withheld as a result of the downward adjustment for that lease. If any subject lease remains unissued as of December 31, 2027, Epsilon USA must either (a) issue to Seller the shares previously withheld for such lease, or (b) elect to sell, transfer, and convey the subject lease to Seller (or its designee).

A copy of the Side Letter is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Side Letter is qualified in its entirety by reference to the full text of the Side Letter.

Lock-Up Agreement

The Peak E&P Agreement provides that certain of the Sellers will be bound by a lock-up agreement pursuant to which they will be restricted from transferring Common Shares for a period of 180 days following the Closing Date, subject to customary exceptions.

Registration Rights Agreement

At Closing, the Company will enter into a registration rights agreement pursuant to which the Company will agree, on the terms set forth therein, to file with the SEC a registration statement registering for resale the Common Shares to be issued pursuant to the Purchase Agreements and to conduct certain underwritten offerings upon the request of holders of Registrable Securities (as defined therein). The Registration Rights Agreement will also provide holders of Registrable Securities with certain customary piggyback registration rights.

Item 2.02. Results of Operations and Financial Condition.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a press release of the Company, dated August 13, 2025 (the “Press Release”), reporting the Company’s 2025 Second Quarter Financial Results. In accordance with General Instruction B.2 of Form 8-K, such information, including Exhibit 99.1 attached hereto, shall not be deemed

“filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The stock issuance will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Peak E&P Purchase Agreement provides that at Closing the Company will cause two nominees of Peak E&P to be appointed to the board of directors of the Company.

Item 7.01. Regulation FD Disclosure.

On August 13, 2025, the Company issued the Press Release announcing the execution of the Purchase Agreements and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On August 13, 2025, the Company provided supplemental information regarding the transactions contemplated by the Purchase Agreements in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this news release constitute forward looking statements. The use of any of the words “anticipate”, “continue”, “estimate”, “expect”, ‘may”, “will”, “project”, “should”, ‘believe”, and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated. Forward-looking statements are based on reasonable assumptions, but no assurance can be given that these expectations will prove to be correct and the forward-looking statements included in this news release should not be unduly relied upon.

No Offer or Solicitation

This communication relates to proposed transactions between the Company, Peak E&P and Peak BLM. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Important Additional Information Regarding the Transactions Will Be Filed With the SEC

In connection with the proposed transactions, the Company will file a proxy statement with the SEC. The definitive proxy statement will be sent to the stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS, THE PARTIES TO

THE TRANSACTIONS AND THE RISKS ASSOCIATED WITH THE TRANSACTIONS. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by (1) directing your written request to: 500 Dallas Street, Suite 1250, Houston, Texas or (2) contacting our Investor Relations department by telephone at 281-670-0002. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://www.epsilonenergyltd.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the transactions, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in its 2025 Proxy Statement, which was filed with the SEC on April 22, 2025. These documents are available free of charge as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*

Membership Interest Purchase Agreement dated August 11, 2025, among the Sellers party thereto, Peak Exploration & Production, LLC, Epsilon Energy USA, Inc., Epsilon Energy Ltd., and Yorktown Energy Partners XI, L.P. (as Sellers’ Representative)

2.2*	Membership Interest Purchase Agreement dated August 11, 2025, among Yorktown Energy Partners XI, L.P., Peak BLM Lease LLC, Epsilon Energy USA, Inc., and Epsilon Energy Ltd.
2.3*	Side Letter dated August 11, 2025
99.1	Press release dated August 13, 2025
99.2	Investor Presentation dated August 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

All schedules and exhibits to the Membership Interest Purchase Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: August 13, 2025	By:	/s/ J. Andrew Williamson
J. Andrew Williamson
Chief Financial Officer